FOR FURTHER INFORMATION:

Exhibit 99.18

At Bedford Property Investors:

Peter B. Bedford

Stephen M. Silla

Chairman of the Board and

Senior Vice President

Chief Executive Officer

(925) 283-8910

FOR IMMEDIATE RELEASE

BEDFORD PROPERTY INVESTORS

ANNOUNCES A $7.8 MILLION PHOENIX ACQUISITION

LAFAYETTE, CA—August 22, 2003—Bedford Property Investors, Inc. (NYSE:BED) announced today the acquisition of Roosevelt Commons, a four-building, 151,830 square-foot R&D and warehouse complex in Tempe, Arizona for $7,805,000, or approximately $51 per square-foot.  The property, which consists of three R&D buildings and a bulk distribution building, is fully leased to eight tenants and will generate a first year cash yield in excess of 9.0%.  The buildings are located in the Broadway Business Park in Tempe at 530 West Alameda Drive and 2611, 2625 and 2631 South Roosevelt Street.

This acquisition brings the Company's total operating holdings in the Phoenix region to 22 properties and approximately 1,645,000 square feet.   "This property is occupied by eight tenants with limited near term lease rollover," said Peter B. Bedford, Chief Executive Officer and Chairman of the Board of Bedford Property Investors, Inc.  "The addition of this property to our existing portfolio is consistent with our strategy of expanding our asset ownership with stabilized properties."

Bedford Property Investors is a self-administered equity real estate investment trust with investments in suburban office buildings and industrial properties concentrated in the western United States.  It is traded on the New York Stock Exchange and the Pacific Exchange under the symbol “BED” and its web site is www.bedfordproperty.com.

Please note:  This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that represent the company’s current expectations and beliefs, including, among other things, the company’s current expectations concerning the first year cash yield from the newly acquired property.  These forward-looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to be materially different from those expressed, expected or implied by the forward-looking statements.  The risks and uncertainties that could cause our actual results to differ from management’s estimates and expectations are contained in the company’s filings with the Securities and Exchange Commission, including its 2002 Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q and its current report on Form 8-K filed with the Commission on August 5, 2003.  The company does not undertake to update forward-looking information contained herein or elsewhere to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information.

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